Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of January 12, 2011 (the “Effective Date”), between Cell Therapeutics, Inc., a Washington corporation (the “Company”), and [—] (including its permitted designees, successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement filed pursuant to the Securities Act (as defined below), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, (i) shares of Series 8 Preferred Stock (as defined below), (ii) shares of Series 9 Preferred Stock (as defined below) upon exercise of the Additional Investment Right (as defined below), and (iii) Warrants (as defined below), in each case as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Additional Investment Right” means the right of the Purchaser to purchase up to 25,000 shares of Series 9 Preferred Stock (subject to adjustment as set forth in Section 2.4 of this Agreement) at a purchase price of $1,000 per share of Series 9 Preferred Stock, which right is exercisable commencing on the Effective Date and must be exercised in full on or before the thirtieth (30th) day thereafter. Subject to the terms and conditions of this Agreement, the Additional Investment Right may be exercised by the Purchaser in whole or in part in one or more tranches during such period, at such times as may be determined by the Purchaser.

“Additional Investment Right Notice” means a notice issued under this Agreement to exercise the Additional Investment Right in order to purchase shares of Series 9 Preferred Stock, substantially in the form of Exhibit F-1 attached hereto.

“Additional Investment Right Note” means a recourse note fully secured with marketable securities, which note is issued by the Purchaser to the Company in order to exercise the Additional Investment Right, substantially in the form of Exhibit F-2 attached hereto.

“Adjustment Factor” has the meaning ascribed to such term in Section 2.4(b) of this Agreement.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person. With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Agreement” has the meaning ascribed to such term in the preamble to this Agreement.

“Articles of Incorporation” means the Company’s Amended and Restated Articles of Incorporation, as amended from time to time.

“Bloomberg” means Bloomberg Financial Markets, L.P.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation – Series 8” means the Articles of Amendment to the Articles of Incorporation establishing the Series 8 Preferred Stock filed by the Company with the Secretary of State of the State of Washington on or prior to the Closing Date, substantially in the form of Exhibit A attached hereto.

“Certificate of Designation – Series 9” means the Articles of Amendment to the Articles of Incorporation establishing the Series 9 Preferred Stock filed by the Company with the Secretary of State of the State of Washington on or prior to the Effective Date, substantially in the form of Exhibit B attached hereto.

“Closing” means the closing of the purchase and sale of the Series 8 Preferred Stock on the Closing Date pursuant to Section 2.2 of this Agreement, and shall include any Closing as modified pursuant to Section 2.4 of this Agreement.

“Closing Bid Price” means, for any security as of any date, the last closing bid price for such security on the U.S. Market, as reported by Bloomberg on such date.

“Closing Date” means the tenth (10th) Trading Day after the date hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Commitment Fee” means a fee equal to 5.0% of the aggregate cash proceeds actually received by the Company from the Purchaser for the purchase and sale of the Series 8 Preferred Stock at the Closing, payable by the Company to the Purchaser by deduction from such proceeds.

“Common Stock” means the common stock of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Company” has the meaning ascribed to such term in the preamble to this Agreement.

“Conversion Notice” means the Notice of Conversion, substantially in the form of Annex A attached to the Certificate of Designation – Series 9.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series 9 Preferred Stock.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

“DWAC Shares” means, except as expressly stated otherwise in this Agreement, all shares of Common Stock issued or issuable to the Purchaser, any Affiliate of the Purchaser, or any permitted successor or assign of the Purchaser pursuant to any of the Transaction Documents, including, without limitation, any Warrant Shares and any Conversion Shares, all of which shall be (a) issued in electronic form, (b) freely tradable and without restriction on resale, and (c) timely credited by the Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, which DWAC account shall be specified in writing by the Purchaser to the Company on the Effective Date. In the event that the Purchaser changes the DWAC account, it shall provide at least one (1) Trading Day’s notice in advance of the required delivery date.

“Early Termination Date” has the meaning ascribed to such term in Section 2.4 of this Agreement.

“Effective Date” has the meaning ascribed to such term in the preamble to this Agreement.

“Escrow Account” means the escrow account established pursuant to the terms of the Escrow Agreement.

“Escrow Agent” means JPMorgan Chase Bank, National Association.

“Escrow Agreement” means the Escrow Agreement to be entered into on the Trading Day immediately following the Effective Date, by and among the Company, the Purchaser and the Escrow Agent, substantially in the form of Exhibit G attached hereto.

“Escrow Amount” means cash or immediately available funds in amounts equal to the price to exercise the Warrants and/or the Additional Investment Right, but in no event greater than $12,500,000, to be deposited by the Purchaser into the Escrow Account to be retained and released by the Escrow Agent solely in accordance with the terms of the Escrow Agreement.

“Evaluation Date” has the meaning ascribed to such term in Section 3.1(r) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form 8-K” has the meaning ascribed to such term in Section 4.5 of this Agreement.

“Form S-3” means a registration statement on Form S-3.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments in excess of $500,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” has the meaning ascribed to such term in Section 3.1(o) of this Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Italian Market” means the Borsa Italiana S.p.A. (MTA International) trading market for the Common Stock.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (other than, in the case of the Securities and the Additional Investment Right, restrictions provided in the Transaction Documents or as otherwise agreed or imposed by the Purchaser).

“Material Adverse Effect” means any material adverse effect on (a) the enforceability of any Transaction Document, (b) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, or (c) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination, other than any such change, effect, event or circumstance that resulted exclusively from (i) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, (ii) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (iii) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (iv) any action taken by the Purchaser, its Affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (v) the effect of any changes in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (vi) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement.

“Material Agreement” has the meaning ascribed to such term in Section 2.3(c)(vii).

“Material Permits” has the meaning ascribed to such term in Section 3.1(m) of this Agreement.

“Maximum Percentage” has the meaning ascribed to such term in Section 3.2(g) of this Agreement.

“Mintz Levin” means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Purchaser.

“Officer’s Certificate” means a certificate executed by a duly appointed officer of the Company, substantially in the form of Exhibit E-1 attached hereto.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Press Release” has the meaning ascribed to such term in Section 4.5 of this Agreement.

“Prospectus” means the final prospectus filed for the Registration Statement, including the documents incorporated by reference in the Registration Statement, and the documents incorporated by reference in such final prospectus.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to the Purchaser prior to the execution and delivery of this Agreement, including the documents incorporated by reference therein.

“Purchaser” has the meaning ascribed to such term in the preamble to this Agreement.

“Purchaser Party” has the meaning ascribed to such term in Section 4.8 of this Agreement.

“Registration Statement” means the automatically effective registration statement on Form S-3 (Commission File No. 333-161442) filed by the Company with the Commission pursuant to the Securities Act for the registration of the Securities, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act.

“Required Approvals” has the meaning ascribed to such term in Section 3.1(e) of this Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company pursuant to the Securities Act and the Exchange Act, including, without limitation, pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material), including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement; provided, however, that “SEC Reports” shall not include any registration statements, prospectuses or prospectus supplements filed by the Company pursuant to the Securities Act that are unrelated to the transactions contemplated by this Agreement.

“Secretary’s Certificate” means a certificate executed by the duly appointed Secretary of the Company, substantially in the form of Exhibit E-2 attached hereto.

“Securities” means the Series 8 Preferred Stock, the Series 9 Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series 8 Preferred Stock” means up to 40,000 shares of Series 8 Preferred Stock issued hereunder and having the rights, preferences and privileges set forth in the Certificate of Designation – Series 8.

“Series 9 Preferred Stock” means up to 25,000 shares of Series 9 Preferred Stock to be issued upon exercise of the Additional Investment Right and having the rights, preferences and privileges set forth in the Certificate of Designation – Series 9.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act (but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock).

“Solvent” means, with respect to any Person, that as of the date of determination both (a)(i) the then fair value and fair saleable value of the property of such Person is (A) greater than the total amount of debts and liabilities (including unliquidated liabilities, unmatured liabilities, contingent liabilities and liabilities that would not be required to be reported under GAAP) of such Person and (B) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts and liabilities (including unliquidated liabilities, unmatured liabilities, contingent liabilities and liabilities that would not be required to be reported under GAAP) as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person, (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due, and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Trading Day” means a day on which the Common Stock is traded on the U.S. Market for a full trading day and the Italian Market for a full trading day.

“Trading Markets” means the Italian Market and the U.S. Market.

“Transaction Documents” means this Agreement, the Escrow Agreement, the Certificate of Designation – Series 8, the Certificate of Designation – Series 9, the Warrants and the exhibits and schedules hereto and thereto.

“Transfer Agent” means Computershare Investor Services or any successor transfer agent for the Common Stock.

“U.S. Market” means the NYSE Amex, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange or the OTC Bulletin Board, whichever is at the time the principal U.S. trading system, exchange or market for the Common Stock, but does not include the Pink Sheets inter-dealer electronic quotation and trading system.

“Washington Counsel” means Karr Tuttle Campbell.

“Warrants” means the Common Stock purchase warrants delivered to the Purchaser on the Effective Date, giving the holder thereof the right to purchase up to 22,563,177 shares of Common Stock (subject to adjustment as set forth in Section 2.4 of this Agreement) at an exercise price per share equal to $0.3878 (subject to adjustment as set forth therein), and with an exercise period commencing on the Effective Date and terminating two (2) years thereafter, substantially in the form of Exhibit C attached hereto.

“Warrant Note” has the meaning ascribed to such term in Section 2.5(a) of this Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE 2

PURCHASE AND SALE

2.1 Purchase and Sale of Securities and Additional Investment Right; Escrow.

(a) Purchase and Sale of Securities and Additional Investment Right. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, for the consideration set forth in Section 2.2 of this Agreement (subject to adjustment pursuant to Section 2.4 of this Agreement):

(i) $25,000,000 of Series 8 Preferred Stock at a purchase price of $1,000 per share of Series 8 Preferred Stock; and

(ii) the Warrants, which may be exercised by the Purchaser commencing on the Effective Date; provided, however, that the Warrants must be exercised simultaneously with the exercise by the Purchaser of the Additional Investment Right such that the percentage of the Warrants that have been exercised will always equal or exceed the percentage of the Additional Investment Right that has been exercised.

In addition, upon the terms and subject to the conditions set forth in this Agreement, the Purchaser shall receive the Additional Investment Right on the Effective Date, which may be exercised by the Purchaser commencing on the Effective Date and must be exercised in full on or before the thirtieth (30th) day thereafter. Subject to the terms and conditions of this Agreement, the Additional Investment Right may be exercised by the Purchaser in whole or in part in one or more tranches during such period, at such times as may be determined by the Purchaser.

(b) Escrow.

(i) The parties agree to enter into the Escrow Agreement on the Trading Day immediately following the Effective Date.

(ii) No later than 9:00 a.m., San Francisco time, on the date that the Purchaser first exercises the Warrants and/or the Additional Investment Right, the Purchaser shall deliver the Escrow Amount (without demand, deduction, offset or delay), by wire transfer of immediately available funds, to the Escrow Agent, for deposit into the Escrow Account. The Escrow Amount shall be available to satisfy amounts owing to the Company pursuant to Section 2.2 of this Agreement. Any disputes relating to the distribution of the Escrow Amount shall be subject to the terms set forth in the Escrow Agreement

2.2 Closing. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, $25,000,000 of Series 8 Preferred Stock at a purchase price of $1,000 per share of Series 8 Preferred Stock. The aggregate number of shares of Preferred Stock sold hereunder shall be 25,000, subject to adjustment as set forth in Section 2.4 of this Agreement (and in the case of such an adjustment, the aggregate purchase price shall be adjusted proportionately). Upon the terms and subject to the conditions of this Agreement (and, as applicable, the Escrow Agreement), (a) the Purchaser shall deliver to the Company, via wire transfer of immediately available funds, $25,000,000 less (i) the Escrow Amount actually received by the Company and (ii) the Commitment Fee, (b) the Escrow Agent shall release the Escrow Amount from the Escrow Account and deliver the Escrow Amount to the Company via wire transfer of immediately available funds, and (c) the Company shall deliver to the Purchaser the shares of Series 8 Preferred Stock and the other items set forth in Section 2.3 of this Agreement deliverable at the Closing on the Closing Date, in each case subject to adjustment pursuant to Section 2.4 of this Agreement. The Closing shall occur at 7:00 a.m., San Francisco time, at the offices of O’Melveny & Myers, LLP, Two Embarcadero Center, 28th Floor, San Francisco, California or such other time and location as the parties shall mutually agree; provided, however, that if, through no fault of the Purchaser or its Affiliates, either (i) any Warrant Shares are not timely delivered in accordance with Section 2(f)(ii) of the Warrants, with respect to any portion of the Warrants properly exercised at least three (3) Trading Days before the initial Closing Date, or (ii) any Conversion Shares are not timely delivered in accordance with Section 6(e)(i) of the Certificate of Designations – Series 9, with respect to any shares of Series 9 Preferred Stock properly converted at least three (3) Trading Days before the initial Closing Date, then the Closing Date shall be extended one (1) Trading Day for each Trading Day that such delivery is not made; provided, further, however, that if any Warrant Shares or Conversion Shares required to be delivered prior to the initial Closing Date are not DWAC Shares upon delivery through no fault of the Purchaser (e.g., fault of the Purchaser would include failing to provide the Company with its DWAC account), then such Warrant Shares or Conversion Shares shall be deemed not timely delivered for the purposes of the immediately preceding proviso.

2.3 Deliveries at Closing; Conditions to Closing.

(a) At or prior to the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following documents:

(i) a certificate evidencing 25,000 shares of Series 8 Preferred Stock registered in the name of the Purchaser (subject to adjustment as set forth in Section 2.4 of this Agreement);

(ii) the Officer’s Certificate;

(iii) the Secretary’s Certificate; and

(iv) a legal opinion of Washington Counsel, substantially in the form of Exhibit D attached hereto.

(b) At the Closing, the Purchaser shall deliver or cause to be delivered to the Company $25,000,000 less (i) the Escrow Amount actually received by the Company and (ii) the Commitment Fee, via wire transfer of immediately available funds to the account as specified in writing by the Company, subject to adjustment pursuant to Section 2.4 of this Agreement.

(c) At the Closing, the Escrow Agent shall deliver to the Company the Escrow Amount via wire transfer of immediately available funds to the account as specified in the Escrow Agreement.

(d) The respective obligations of the Company, on the one hand, and the Purchaser, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met at or prior to the Closing Date:

(i) the accuracy in all material respects on the Closing Date (unless made as of a specified date therein) of the representations and warranties contained herein of the Company (with respect to the obligations of the Purchaser) and the Purchaser (with respect to the obligations of the Company);

(ii) all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchaser) and the Purchaser (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) to the extent that (A) the Additional Investment Right (or any portion thereof) has been properly exercised at least three (3) Trading Days prior to the initial Closing Date, all shares of Series 9 Preferred Stock required to be delivered pursuant to the exercise of the Additional Investment Right shall have been timely delivered in accordance with the terms of the Additional Investment Right on or prior to the Closing Date, (B) the Warrants have been properly exercised at least three (3) Trading Days prior to the initial Closing Date, all Warrant Shares required to be delivered pursuant to the exercise of the Warrants shall have been timely delivered in accordance with the terms of the Warrants on or prior to the Closing Date, and (C) the shares of Series 9 Preferred Stock have been properly converted at least three (3) Trading Days prior to the initial Closing Date, all Conversion Shares required to be delivered upon the conversion of the shares of Series 9 Preferred Stock shall have been timely delivered in accordance with the terms of the Certificate of Designation – Series 9;

(iv) to the extent that the Warrants have been properly exercised (or deemed to have been exercised) and the Additional Investment Right (or any portion thereof) has been properly exercised (or deemed to have been exercised), the Company shall have received the full consideration therefor;

(v) all delivered or deliverable Warrant Shares and all delivered or deliverable Conversion Shares are DWAC Shares and are DTC eligible;

(vi) there shall have been no Material Adverse Effect with respect to the Company and its Subsidiaries, taken as a whole, since the date hereof;

(vii) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended on The NASDAQ Capital Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, on the U.S. Market;

(viii) the Company is not, and will not be as a result of the Closing, in default of any Transaction Document or other agreement filed as an exhibit to the SEC Reports (the “Material Agreements”), which default has a Material Adverse Effect;

(ix) the Company has a current, valid and effective Registration Statement permitting the sale and/or resale (as the case may be) of all Securities that are issuable pursuant to this Agreement (including, without limitation, all Warrant Shares issuable upon exercise of the Warrants and all Conversion Shares issuable upon conversion of the Series 9 Preferred Stock); and

(x) the Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance upon exercise of the Warrant and conversion of the Series 9 Preferred Stock.

2.4 Limitation on Purchase and Sale. Notwithstanding any other provision of this Agreement to the contrary, in the event that the Closing Bid Price of the Common Stock during any one or more of the nine (9) Trading Days following the Effective Date is below seventy-five percent (75.0%) of the Closing Bid Price of the Common Stock on the Effective Date (such date, the “Early Termination Date”), then the Closing shall be cancelled or modified as set forth below:

(a) in the event that none of the Warrants and the Additional Investment Right have been exercised on or prior to the Early Termination Date, then the Closing shall not occur and the Warrants and the Additional Investment Right shall be automatically cancelled in their entirety on the Early Termination Date without any further action by either party;

(b) in the event that all or any portion of the Warrants and/or the Additional Investment Right have been exercised prior to the Early Termination Date, then (i) the total number of shares of Series 8 Preferred Stock to be issued and sold by the Company, and purchased by the Purchaser, on the Closing Date, and the total number of shares of Series 9 Preferred Stock to be issued and sold by the Company, and purchased by the Purchaser, upon exercise by the Purchaser of the Additional Investment Right (which total number shall include such shares of Series 9 Preferred Stock issued and sold by the Company to the Purchaser pursuant to the exercise of the Additional Investment Right on or prior to the Early Termination Date) shall be adjusted in each case to equal the product obtained by multiplying 25,000 by the greater of (A) the percentage of the Warrants so exercised and (B) the percentage of the Additional Investment Right so exercised (such greater percentage, the “Adjustment Factor”), and (ii) the total number of Warrant Shares to be purchased by the Purchaser upon exercise of the Warrants shall be adjusted to equal the product obtained by multiplying 22,563,177 by the Adjustment Factor (which total number shall include such Warrant Shares issued and sold by the Company to the Purchaser pursuant to the exercise of the Warrants on or prior to the Early

Termination Date). For example, if the Purchaser exercises 30% of the Warrants and 25% of the Additional Investment Right prior to the Early Termination Date, then the Adjustment Factor shall be 30%, the total number of shares of Series 8 Preferred Stock to be issued and sold by the Company, and purchased by the Purchaser, on the Closing Date, shall be adjusted to 7,500 shares of Series 8 Preferred Stock (25,000 x .30), the total number of shares of Series 9 Preferred Stock to be issued and sold by the Company, and purchased by the Purchaser, upon exercise by the Purchaser of the Additional Investment Right, shall be adjusted to 7,500 shares of Series 9 Preferred Stock (25,000 x .30) (of which only 1,250 shares of Series 9 Preferred Stock shall remain subject to the Additional Investment Right on or after the Early Termination Date), and the total number of Warrants Shares to be purchased by the Purchaser upon exercise of the Warrants shall be adjusted to 6,768,953 (22,563,177 x .30). In the event of any adjustment as described in the first sentence of this clause (b), the Company shall elect to either (i) (A) sell to the Purchaser, and the Purchaser shall be required to purchase, the adjusted number of shares of Series 8 Preferred Stock at the Closing on the Closing Date, require the Purchaser to purchase, and the Purchaser shall be required to purchase, the adjusted number of shares of Series 9 Preferred Stock pursuant to the Additional Investment Right (which adjusted number shall include such shares of Series 9 Preferred Stock issued and sold by the Company to the Purchaser pursuant to the exercise of the Additional Investment Right on or prior to the Early Termination Date), and require the Purchaser to purchase, and the Purchaser shall be required to purchase, the adjusted number of Warrant Shares upon exercise of the Warrants (which adjusted number shall include such Warrant Shares issued and sold by the Company to the Purchaser pursuant to the exercise of the Warrants on or prior to the Early Termination Date), in each case irrespective of whether the conditions set forth in Section 2.3(d) have been satisfied, in which case the balance of the unexercised Warrants in excess of the adjusted number of Warrant Shares required to be purchased by the Purchaser and the balance of the unexercised Additional Investment Right in excess of the adjusted number of shares of Series 9 Preferred Stock required to be purchased by the Purchaser shall be cancelled on the Early Termination Date without any further action by either party, or (ii) (A) hold the consideration delivered upon exercise of the Warrants and/or the Additional Investment Right, as the case may be, and (B) otherwise cancel the Closing, in which case the balance of the unexercised Warrants in excess of the adjusted number of Warrant Shares required to be purchased by the Purchaser and the balance of the unexercised Additional Investment Right in excess of the adjusted number of shares of Series 9 Preferred Stock required to be purchased by the Purchaser shall be cancelled on the Early Termination Date without any further action by either party; and

(c) if the Closing is modified in accordance with Section 2.4(b) above, as consideration for the shares of Series 8 Preferred Stock delivered in accordance with Section 2.4(b) above, (i) the Purchaser shall deliver to the Company, via wire transfer of immediately available funds, an amount equal to the Adjustment Factor multiplied by $25,000,000, less the sum of (A) the Escrow Amount actually received by the Company and (B) the Commitment Fee, and (ii) the Escrow Agent shall release the Escrow Amount from the Escrow Account and deliver the Escrow Amount to the Company via wire transfer of immediately available funds.

2.5 Exercise of Warrants and Additional Investment Right.

(a) The Purchaser shall exercise the Warrants by delivering to the Company an executed Warrant Exercise Notice, substantially in the form attached to the Warrants as

Appendix 1, and shall pay the full exercise price for the Warrant Shares (i) in cash, or (ii) provided that the Purchaser is Solvent on the applicable exercise date, through the issuance by the Purchaser to the Company of a recourse note fully secured with marketable securities, substantially in the form attached to the Warrants as Appendix 2 (the “Warrant Note”), which shall mature in four (4) years so long as all of the shares of Series 8 Preferred Stock have been redeemed, and shall accrue interest annually at 2.0%; provided, however, that the maturity of the Warrant Note is subject to acceleration upon the occurrence of a “default” (as defined in the Warrant Note) by the Borrower (as defined in the Warrant Note) under the Warrant Note; provided, further, however, that the Warrant Note shall become due and payable immediately in the event that the Purchaser defaults on its obligations to purchase shares of Series 8 Preferred Stock at the Closing and/or to exercise the Warrants or the Additional Investment Right in full in accordance with the terms of this Agreement.

(b) The Purchaser shall exercise the Additional Investment Right by delivering to the Company an executed Additional Investment Right Notice and shall pay the full exercise price for the shares of Series 9 Preferred Stock (i) in cash, or (ii) provided that the Purchaser is Solvent on the applicable exercise date, through the issuance of an Additional Investment Right Note, which shall mature in four (4) years so long as all of the shares of Series 8 Preferred Stock have been redeemed, and shall accrue interest annually at 2.0%; provided, however, that the maturity of the Additional Investment Right Note is subject to acceleration upon the occurrence of a “default” (as defined in the Additional Investment Right Note) by the Borrower (as defined in the Additional Investment Right Note) under the Additional Investment Right Note; provided, further, however, that the Additional Investment Right Note shall become due and payable immediately in the event that the Purchaser defaults on its obligation to exercise the Warrants or the Additional Investment Right in full in accordance with the terms of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports as set forth below, which shall qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby represents and warrants to the Purchaser as of the Effective Date and as of the Closing Date:

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the Company’s most recently filed Annual Report on Form 10-K. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens, except for such Liens as would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully-paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities of the Company.

(b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification except where the revocation, limitation or curtailment would not reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by the Company to which it is a party and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate consent or action is required to be obtained by the Company. Each of the Transaction Documents to which it is a party has been, or upon delivery will be, duly executed by the Company and, when delivered in accordance with their terms, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, articles of association, bylaws, or other organizational or charter documents, or (ii) conflict with, violate the terms of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as disclosed in the SEC Reports and except where the failure to obtain any such consent, waiver, authorization or order, give any such notice or make any such filing or registration would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of the Certificate of Designation – Series 8 and the Certificate of Designation – Series 9, required federal and state securities filings and such filings and approvals as are required to be made or obtained under the rules of the applicable Trading Markets in connection with the transactions contemplated hereby (collectively, the “Required Approvals”), each of which has been, or (if not yet required to be filed) shall be, timely filed.

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens created by the Company.

(g) Capitalization. The capitalization of the Company is as described in the Company’s most recently filed periodic SEC Report on Form 10-K or Form 10-Q, as applicable, except for issuances pursuant to this Agreement, stock option exercises, issuances pursuant to equity incentive plans, conversions of outstanding notes or exercises of warrants. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except for various outstanding series of convertible debt, options and warrants described in the SEC Reports and except as contemplated by this Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than pursuant to the Transaction Documents) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities or the number of shares of Common Stock or other securities issuable upon the exercise, conversion or exchange of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities that was not waived. No further approval or authorization of any shareholder or the Board of Directors of the Company is required for the issuance and sale of the Securities. Except as disclosed in the SEC Reports and except as contemplated by this Agreement, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) SEC Reports; Financial Statements. The Company has filed all required SEC Reports for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such SEC Reports) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, together with the related notes and schedules thereto, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Except as disclosed in the SEC Reports and except as contemplated by this Agreement, since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive and incentive compensation plans.

(j) Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign), which (i) challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) would, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. Except as disclosed in the SEC Reports, no material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.

(l) Compliance. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(m) Regulatory Permits. Except as disclosed in the SEC Reports, the Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties or for taxes that are being contested in good faith and by appropriate proceedings, and except for Liens which would not reasonably be expected to result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which the Company and each Subsidiary are in compliance.

(o) Patents and Trademarks. The Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar intellectual property rights currently employed by them in connection with the business currently operated by them that are necessary for use in the conduct of their respective businesses as described in the SEC Reports and which the failure to so have would not reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any

Subsidiary violates or infringes upon the rights of any Person, except for such as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company or any Subsidiary.

(p) Insurance. The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage. To the Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for such renewals or failures to obtain similar coverage from similar insurers as would not reasonably be expected to have a Material Adverse Effect.

(q) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) that is required to be disclosed and is not disclosed, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including restricted stock programs and stock option agreements under any equity incentive plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date hereof. The Company and each Subsidiary maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the SEC Reports, the Company is not aware of any material weakness or significant deficiency in the Company’s or any Subsidiary’s internal controls. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(s) Certain Fees. Except as contemplated by this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement or the other Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

(t) Investment Company. The Company is not, and immediately after receipt of payment for the Securities, will not be, an “investment company” within the meaning of the Investment Company Act.

(u) Registration Rights. Except as disclosed in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, which rights will interfere with the transactions contemplated hereunder.

(v) Listing and Maintenance Requirements. Except as disclosed in the SEC Reports, the Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock is listed for and currently trading or quoted on The Nasdaq Capital Market and the Italian Market. Except as disclosed in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from The Nasdaq Capital Market or the Italian Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such market. Except as disclosed in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all applicable listing and maintenance requirements.

(w) Disclosure; Non-Public Information. Except with respect to the information regarding the transactions contemplated by this Agreement, the Transaction Documents, and the exhibits, appendices and schedules hereto and thereto, that will be, and to the extent that it actually is, timely publicly disclosed by the Company, and notwithstanding any other provision in this Agreement or the other Transaction Documents, neither the Company nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company and at its direction with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(x) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would required shareholder approval pursuant to the rules of the Trading Markets on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Markets.

(y) Tax Status. Except as disclosed in the SEC Reports, the Company and each of its Subsidiaries has made or filed (or requested valid extensions thereof) all material federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith. Neither the Company nor any Subsidiary has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax.

(z) Foreign Corrupt Practices. Neither the Company or any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary and at its direction, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(aa) Acknowledgment Regarding the Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(bb) Accountants. The Company’s accountants are set forth in the SEC Reports and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

(cc) Registration Statements and Prospectuses.

(i) The Company has not, directly or indirectly, used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) except in compliance with Rules 164 and 433 under the Securities Act.

(ii) The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Securities contemplated by any Registration Statement filed or to be filed, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer.”

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date:

(a) Organization; Authority. The Purchaser is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents, the Warrant Note and the Additional Investment Right Note and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of the Purchaser. Each Transaction Document, Warrant Note and Additional Investment Right Note to which it is a party has been (or will be) duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Intent to Take Over. The Purchaser has no present actual intent to seek to effect, or to assist others in effecting, a hostile acquisition of the Company.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, as of the date hereof, it is, and on the Closing Date, it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act, and is not an entity formed for the sole purpose of acquiring the Securities. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser has had access to such information as it deemed necessary in order to conduct any due diligence it has determined it wants to do in connection with the purchase and sale of the Securities and its decision to participate in such purchase and sale. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice, and the Purchaser acknowledges that it must rely on legal, tax and investment advisors of its own choosing in connection with its purchase of the Securities.

(e) Short Sales and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the securities or derivatives of the Company during the period commencing as of the time that the Purchaser first learned of the specific purchase and sale transaction being effected pursuant to this Agreement and ending immediately prior to the execution and delivery hereof. Other than to other Persons party to this Agreement and to its counsel, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transaction expressly contemplated by this Agreement (including the existence and terms of this transaction).

(f) No Government Review. The Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities to be purchased hereunder.

(g) Beneficial Ownership. Immediately following the Purchaser’s purchase of the Securities hereunder, the Purchaser, together with its Affiliates, will not beneficially own or be deemed the beneficial owner of more than 9.99% of all of such Common Stock and other voting securities of the Company as would be outstanding on the date of conversion of the shares of Series 9 Preferred Stock and/or the exercise of the Warrants (the “Maximum Percentage”), with such Maximum Percentage determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(h) Compliance with Italian Laws. The Purchaser acknowledges its obligation to comply with all Italian laws and regulations applicable to the transactions contemplated hereby, including without limitation the requirement to notify the Company and Commissione Nazionale per le Societa e la Borsa (i.e., “CONSOB”) within five (5) Trading Days in the event its shareholdings exceed each of two percent (2.0%) and five percent (5.0%) of the Company’s share capital (as well as reductions below such thresholds).

The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 of this Agreement.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Warrant Shares. The Company shall have an effective registration statement to cover the issuance or resale of the Warrant Shares at all times from the Effective Date through the Closing Date. If all or any portion of the Warrants are exercised at a time after the Closing Date when there is an effective registration statement to cover the issuance or resale of the Warrant Shares, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the Closing Date the Registration Statement (or any subsequent registration statement registering the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares. The Company shall use commercially reasonable best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective during the term of the Warrants.

4.2 Conversion Shares. The Company shall have an effective registration statement to cover the issuance or resale of the Conversion Shares at all times from the Effective Date through the Closing Date. If all or any portion of the Additional Investment Right is exercised at a time after the Closing Date when there is an effective registration statement to cover the issuance or resale of the shares of Series 9 Preferred Stock or the Conversion Shares, as the case may be, the shares of Series 9 Preferred Stock or the Conversion Shares, as the case may be, issued pursuant to any such exercise shall be issued free of all legends. If at any time following the Closing Date the Registration Statement (or any subsequent registration statement registering the shares of Series 9 Preferred Stock and the Conversion Shares) is not effective or is not otherwise available for the sale or resale of the shares of Series 9 Preferred Stock or the Conversion Shares, as the case may be, the Company shall immediately notify the Purchaser in writing that such registration statement is not then effective and thereafter shall promptly notify the Purchaser when the registration statement is effective again and available for the sale or resale of the shares of Series 9 Preferred Stock or the Conversion Shares, as the case may be. The Company shall use commercially reasonable best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the shares of Series 9 Preferred Stock or the Conversion Shares effective during the term of the Additional Investment Right.

4.3 Furnishing of Information. Until the earlier of the time that (a) the Purchaser does not own Securities, (b) the Warrants have expired or (c) the Additional Investment Right has expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the

Purchaser and make publicly available in accordance with Rule 144(c)(1) of the Securities Act such information as is required for the Purchaser to sell the Securities under Rule 144 of the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration pursuant to the Securities Act within the requirements of the exemption provided by Rule 144 of the Securities Act. The Company represents and warrants that it is in material compliance with all of the requirements (including, without limitation, the reporting, submission and posting requirements) of Rule 144(c)(1) of the Securities Act and Rule 405 of Regulation S-T, each as in effect and amended as of the date hereof.

4.4 Integration. After this transaction, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) of the Company that would be integrated with the offer or sale of the Securities such that the rules of the Trading Markets would require shareholder approval of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Securities Laws Disclosure; Publicity. The Company shall (a) issue a press release disclosing the material terms of the transactions contemplated hereby simultaneously with the execution and delivery hereof (the “Press Release”), and (b) by 8:30 a.m. (New York City time) on the fourth (4th) Trading Day following the Effective Date, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto (the “Form 8-K”). From and after the issuance of the Press Release, the Purchaser shall not be in possession of any material, non-public information received from the Company, any of its Subsidiaries or any of their respective officers, directors or employees that is not disclosed in the Press Release. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and, except as may be required by law, neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or the Trading Markets, without the prior written consent of the Purchaser, except (i) as required by federal securities law in connection with the Prospectus Supplement or the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or the regulations of the Trading Markets, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this subclause (ii).

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-

public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Notwithstanding the foregoing (but subject to the terms of any such written agreement), to the extent the Company delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. The Company will use the net proceeds from the offering as described in the Prospectus Supplement.

4.8 Indemnification of the Purchaser. Subject to the provisions of this Section 4.8, the Company will indemnify and hold the Purchaser, its Affiliates, and their respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser or any of its Affiliates (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (b) any action instituted against the Purchaser, or its Affiliates, by any shareholder of the Company who is not an Affiliate of the Purchaser or any governmental or regulatory agency, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a material breach of the Purchaser’s representations, warranties or covenants of the Transaction Documents or any agreements or understandings the Purchaser may have with any such shareholder or any material violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (x) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.9 Prospectus Availability and Changes. The Company will make available to the Purchaser upon request, and thereafter from time to time will furnish to the Purchaser, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Purchaser may reasonably request for the purposes contemplated by the Securities Act within the time during which a Prospectus relating to the Securities is required to be delivered pursuant to the Securities Act. The Company will advise the Purchaser promptly of the happening of any event within the time during which a Prospectus relating to the Securities is required to be delivered under the Securities Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Purchaser promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Securities Act, and in each case, during such time, to promptly prepare and furnish to the Purchaser, at the Company’s expense, such amendments or supplements to the Prospectus as may be necessary to reflect any such change or to effect such compliance. The Company shall have no obligation to separately advise the Purchaser of, or deliver copies to the Purchaser of, the SEC Reports, all of which the Purchaser shall be deemed to have notice of.

4.10 Reservation and Registration of Securities. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of (a) shares of Series 8 Preferred Stock for the purpose of enabling the Company to issue 25,000 shares of Series 8 Preferred Stock at the Closing, (b) shares of Series 9 Preferred Stock for the purpose of enabling the Company to issue 25,000 shares of Series 9 Preferred Stock issuable upon exercise of the Additional Investment Right, (c) Warrant Shares for the purpose of enabling the Company to issue the shares of Common Stock issuable upon exercise of the Warrants in full, and (d) Conversion Shares for the purpose of enabling the Company to issue the shares of Common Stock issuable upon conversion of the shares of Series 9 Preferred Stock.

4.11 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on the Trading Markets applicable as of the date of this Agreement, and the Company shall list all of the Warrant Shares and the Conversion Shares on each of the Trading Markets applicable as of the date of this Agreement no later than the Effective Date. The Company further agrees that if the Company applies to have the Common Stock traded on any trading market other than the Trading Markets applicable as of the date of this Agreement, it will include in such application all of the Warrant Shares and the Conversion Shares and will take such other action as is necessary to cause all of the Warrant Shares and the Conversion Shares to be listed on such other trading market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on the Trading Markets, other than in connection with a

Fundamental Transaction (as defined in the Warrants) in which the Company is not the surviving entity or in which all of the capital stock of the Company is acquired by an unaffiliated and unrelated Person, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Markets.

4.12 Activity Restrictions. For so long as the Purchaser or any of its Affiliates holds any Securities, neither the Purchaser nor any of its Affiliate will, without the prior written consent of the Company, (a) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company, or (b) engage or participate in any actions, plans or proposals which relate to or would result in (i) acquiring from any Person (including the Company) additional securities of the Company, alone or together with any other Person, which would result in exceeding the Maximum Percentage limitation, (ii) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its Subsidiaries, (iii) a sale or transfer of a material amount of assets of the Company or any of its Subsidiaries, (iv) any change in the present Board of Directors of the Company or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board of Directors of the Company, (v) any material change in the present capitalization or dividend policy of the Company, (vi) any other material change in the Company’s business or corporate structure, including, without limitation, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act, (vii) changes in the Articles of Incorporation, Amended and Restated Bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (viii) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (ix) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Act, (x) any action, intention, plan or arrangement similar to any of those enumerated above, (xi) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 4.12, or (xii) directly or indirectly, on its or their own behalf or pursuant to any understanding with any Person, execute or agree to execute any Short Sales of the securities or derivatives of the Company or any transaction that would have the effect of any Short Sales of the securities or derivatives of the Company.

4.13 Additional Issuance of Securities. The Company agrees that for the period commencing on the date hereof and ending on the sixtieth (60th) day after the date hereof, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Purchaser, (i) directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act (other than a Registration Statement on Form S-8) with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that nothing in the foregoing clauses (i) and (ii) shall be construed as limiting the Company’s ability to negotiate and/or otherwise prepare to consummate a transaction following the expiration of the restricted period so long as such transaction is not publicly announced prior to the expiration of the restricted period. The provisions of this Section 4.13 shall not apply to (A) the Securities to be issued and sold hereunder or issuable upon conversion or exercise of the Securities, (B) issuances of shares of Common Stock issuable upon conversion or exchange of currently outstanding convertible notes, (C) issuances of shares of Common Stock upon the exercise of currently outstanding warrants or amendments to the warrant agreements related thereto, (D) granting options or other securities under the Company’s incentive compensation plans existing on the date hereof or issuances of shares of Common Stock issuable in connection with outstanding awards thereunder as of the date hereof, (E) issuances of shares of Common Stock issuable pursuant to agreements in effect as of the date hereof or amendments related thereto, (F) issuances of shares of Common Stock in connection with strategic acquisitions, or (G) issuances of shares of Common Stock subject to shareholder approval; provided, however, that in the case of clauses (B) and (C) above, no shares of Common Stock shall be issued as a result of an amendment to such securities after the date hereof and prior to the expiration of the restricted period.

4.14 Reverse Stock Split. The Company agrees that for the period commencing on the date hereof and ending on the sixtieth (60th) day after the date hereof, the Company shall not, without the prior written consent of the Purchaser, combine (including by way of reverse stock-split) the outstanding shares of the Common Stock into a smaller number of shares or publicly announce its intention to effect such a combination, either in a press release, proxy or other regulatory filing or similar notification to the public.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. The Purchaser may elect to terminate this Agreement by delivering written notice to the Company if the Closing has not been consummated on or before [March 31], 2011, through no fault of the Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party; provided, further, however, that the termination of this Agreement shall have no effect on any Securities previously issued, delivered or credited, or on any then-existing rights of any holder thereof.

5.2 Fees and Expenses. The Company shall pay on behalf of the Purchaser, subject to a maximum amount of $40,000.00, the reasonable and documented legal fees and costs incurred by the Purchaser in connection with the Transaction Documents and the transactions contemplated thereby. The Purchaser acknowledges receipt by a nominee of the Purchaser on or prior to the Effective Date of $20,000.00 toward such amount. Any additional amounts above $40,000.00 incurred by the Purchaser for legal fees and costs shall be the responsibility of the Purchaser. The Company agrees to a cap of $40,000.00 on legal fees and costs for its own counsel in connection with the Transaction Documents and the transactions contemplated thereby. Except for the foregoing, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company acknowledges and agrees that Mintz Levin solely represents the

Purchaser, and does not represent the Company or its interests, in connection with the Transaction Documents or the transactions contemplated thereby. The Company shall pay any stamp and other taxes and duties levied in connection with the initial sale of the Securities to the Purchaser, if any.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto or such other address as may be designated in writing hereafter in the manner set forth in this Section 5.4.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations, warranties and covenants contained herein shall survive the Closing and the delivery of the shares of Series 8 Preferred Stock and for a period of one year thereafter.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable costs and expenses associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance pursuant to the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Time of the Essence. Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

5.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.17 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, EACH PARTY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CELL THERAPEUTICS, INC.	Address for Notice:

James A. Bianco, M.D. Chief Executive Officer	501 Elliott Avenue West, Suite 400 Seattle, Washington 98119 Facsimile: (206) 272-4302 Attention: Louis A. Bianco

With a copy to (which shall not constitute notice):

O’Melveny & Myers, LLP Two Embarcadero Center 28th Floor San Francisco, California 94111 Facsimile: (415) 984-8701 Attn: C. Brophy Christensen, Jr., Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

PURCHASER SIGNATURE PAGE FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

[—]	Address for Notice:

[—]
Name:
Title:

With a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 Attention: Kenneth R. Koch, Esq. Fax No.: (212) 983-3115 Email: krkoch@mintz.com

Address for Delivery of Securities for Purchaser (if not same as address for notice):

To be provided separately

[Signature page to Securities Purchase Agreement]

EXHIBIT A

CERTIFICATE OF DESIGNATION — SERIES 8

(See attached).

A-1

EXHIBIT B

CERTIFICATE OF DESIGNATION — SERIES 9

(See attached).

B-1

EXHIBIT C

FORM OF WARRANT

(See attached)

C-1

EXHIBIT D

OPINION OF WASHINGTON COUNSEL

(See attached)

D-1

EXHIBIT E-1

OFFICER’S CERTIFICATE

January     , 2011

The undersigned, Louis A. Bianco, hereby certifies that:

1. He is the Executive Vice President, Finance and Administration, of Cell Therapeutics, Inc., a Washington corporation (the “Company”).

2. This Officer’s Certificate (this “Certificate”) is being delivered to [—] (the “Purchaser”), by the Company pursuant to Section 2.3(a)(ii) of the Securities Purchase Agreement, dated as of January     , 2011, between the Purchaser and the Company (the “Purchase Agreement”). Terms used and not defined in this Certificate have the meanings set forth in the Purchase Agreement.

3. The representations and warranties of the Company set forth in the Purchase Agreement are true and correct in all material respects as if made on the above date (except for any representations and warranties that are expressly made as of a particular date, in which case such representations and warranties shall be true and correct as of such particular date).

4. Other than losses incurred in the ordinary course of business, there has been no Material Adverse Effect on the Company since the Effective Date.

5. The Company is not, and will not be as a result of the Closing, in default of any Transaction Document or Material Agreement, which default could have a Material Adverse Effect.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Closing Certificate as of the date set forth above.

By:
Name:	Louis A. Bianco
Title:	Executive Vice President, Finance and Administration

E-1-1

EXHIBIT E-2

SECRETARY’S CERTIFICATE

January     , 2011

The undersigned, Louis A. Bianco, hereby certifies that:

1. He is the duly appointed Secretary of Cell Therapeutics, Inc., a Washington corporation (the “Company”).

2. This Secretary’s Certificate (this “Certificate”) is being delivered to [—] (“Purchaser”), by the Company, pursuant to Section 2.3(a)(iii) of the Securities Purchase Agreement, dated as of January     , 2011, between the Company and the Company (the “Purchase Agreement”). Terms used and not defined in this Certificate have the meanings set forth in the Purchase Agreement.

3. Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation, as amended to, and in effect as of, the Closing Date.

4. Attached hereto as Exhibit B is a true, correct and complete copy of the Amended and Restated Bylaws of the Company, as amended to, and in effect as of, the Closing Date.

5. Attached hereto as Exhibit C is a true, correct and complete copy of the Certificate of Designation – Series 8, as filed with the Secretary of State of the State of Washington and in effect as of the Closing Date.

6. Attached hereto as Exhibit D is a true, correct and complete copy of the Certificate of Designation – Series 9, as filed with the Secretary of State of the State of Washington and in effect as of the Closing Date.

7. Attached hereto as Exhibit E is a true, correct and complete copy of the resolutions of the Board of Directors of the Company authorizing the Purchase Agreement and the Transaction Documents and the transactions contemplated thereby. Such resolutions have not been amended or rescinded and remain in full force and effect as of the Closing Date.

8. Each person who, as an executive officer of the Company, signed (a) the Purchase Agreement, or (b) any other document delivered in connection with the issuance and sale of the Securities by the Company, or the closing related thereto, was duly elected or appointed, qualified and acting as such executive officer at the respective times of the signing and delivery thereof and was duly authorized to sign and deliver such document on behalf of the Company, and the signature of each such person appearing on each such document is the genuine signature of such executive officer.

E-2-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date set forth above.

By:
Name:	Louis A. Bianco
Title:	Secretary

E-2-2

EXHIBIT F-1

ADDITIONAL INVESTMENT RIGHT NOTICE

The undersigned, [—] (the “Purchaser”), hereby exercises the right to purchase     shares of Series 9 Convertible Preferred Stock (the “Series 9 Preferred Stock”) of Cell Therapeutics, Inc., a Washington corporation (“Company”), pursuant to the Additional Investment Right contained in the Securities Purchase Agreement, dated as of January     , 2011, between the Company and the Purchaser (the “Purchase Agreement”), as required by the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.

(1)	Payment shall take the form of (check applicable box):

[ ]	lawful money of the United States; or

[ ]	recourse promissory note(s).

(2)	Please issue a certificate or certificates representing said shares of Series 9 Preferred Stock in the name of the undersigned or in such other name as is specified below:

[—]

By:
Name:
Title:

F-1-1

EXHIBIT F-2

ADDITIONAL INVESTMENT RIGHT NOTE

(See attached)

F-2-1

EXHIBIT G

ESCROW AGREEMENT

(See attached)

G-1